N-CSR Item 13(b) - Exhibits: Certifications

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.§ 1350, the undersigned officers of Federated Hermes Municipal Securities Income Trust on behalf of: Federated Hermes Michigan Intermediate Municipal Trust, Federated Hermes Municipal High Yield Advantage Fund, Federated Hermes Ohio Municipal Income Fund, Federated Hermes Pennsylvania Municipal Income Fund (the “Registrant”), hereby certify, to the best of our knowledge, that the Registrant’s Report on Form N-CSR for the period ended August 31, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: October 23, 2020

/s/ J. Christopher Donahue

J. Christopher Donahue

Title: President, Principal Executive Officer

Dated: October 23, 2020

/s/ Lori A. Hensler

Lori A. Hensler

Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.§ 1350 and is not being filed as part of the Report or as a separate disclosure document.